EXHIBIT 99.1

FOR IMMEDIATE RELEASE	For further information contact: Kelly Masuda, (310) 893-7434 kmasuda@kbhome.com
KB HOME ENTERS INTO AN EXCLUSIVITY PERIOD REGARDING THE SALE OF ITS
FRENCH OPERATIONS
Los Angeles, CA, May 17, 2007— KB Home (NYSE: KBH) announced today that it has entered into an exclusivity period based on a final, irrevocable, binding and fully financed offer by PAI Partners (“PAI”) to acquire its entire 49% ownership interest in its French subsidiary Kaufman & Broad SA representing 10,921,954 shares at a price of 55.00 euros per share. Total cash proceeds from the sale, at current exchange rates, would exceed $800 million. PAI’s all cash offer is binding but remains subject to customary terms and conditions including regulatory approval. The transaction could close in the third quarter of 2007.
“After a thorough review of various strategic alternatives with respect to its French operations, which included conducting a competitive bidding process launched earlier this year, KB Home and its board of directors believe the proposed transaction would be in the best interest of its shareholders. The sale would further KB Home’s focus on its core homebuilding operations in the U.S. where long-term prospects are excellent,” said Jeffrey Mezger, KB Home’s president and chief executive officer.
About KB Home
Celebrating its 50th anniversary in the homebuilding industry, KB Home is one of America’s largest homebuilders. Headquartered in Los Angeles, the Company has domestic operating divisions in 15 states, building communities from coast to coast. KB Home is a Fortune 500 company listed on the New York Stock Exchange under the ticker symbol “KBH.” For more information about any of KB Home’s new home communities or complete mortgage services through Countrywide KB Home Loans, call 888-KB-HOMES or visit www.kbhome.com.
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About Kaufman & Broad SA
For nearly 40 years, Kaufman & Broad SA has been designing, building and selling single-family homes and apartments, as well as office properties on behalf of third parties. Its size, profitability and strong brand name have made Kaufman & Broad SA, publicly traded on Euronext Paris, one of France’s leading developers and builders of homes. For further information on Kaufman & Broad SA, visit www.ketb.com.
Certain matters discussed in this press release, including any statements that are predictive in nature or concern future market and economic conditions, business and prospects, our future financial and operational performance, or our future actions and their expected results are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on current expectations and projections about future events and are not guarantees of future performance. We do not have a specific policy or intent of updating or revising forward-looking statements. Actual events and results may differ materially from those expressed or forecasted in forward-looking statements due to a number of factors. The most important risk factors that could cause our actual performance and future events and actions to differ materially from such forward-looking statements include, but are not limited to: general economic and business conditions; material prices and availability; labor costs and availability; changes in interest rates; our debt level; declines in consumer confidence; increases in competition; changes in currency exchange rates (insofar as they affect our operations in France); weather conditions, significant natural disasters and other environmental factors; government regulations; the availability and cost of land in desirable areas; violations of our policies; the consequences of our past stock option grant practices and the restatement of certain of our financial statements; government investigations and shareholder lawsuits regarding our past stock option grant practices; other legal or regulatory proceedings or claims; conditions in the capital, credit and homebuilding markets; and other events outside of our control. Please see our periodic reports and other filings with the Securities and Exchange Commission for a further discussion of these and other risks and uncertainties applicable to our business.
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